SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: November 4, 2003

(Date of earliest event reported)

TIVO INC.

(exact name of registrant as specified in its charter)

Commission File:
Delaware (State or other jurisdiction of incorporation or organization)	000-27141	77-0463167 (I.R.S. Employer Identification No.)

2160 Gold Street

P.O. Box 2160

Alviso, California 95002

(Address of Principal executive offices, including zip code)

(408) 519-9100

(Registrant’s telephone number, including area code)

ITEM 5.    OTHER EVENTS AND REGULATION FD DISCLOSURE

On November 4, 2003, we announced that, based on increased growth of both our standalone subscriptions and, especially, growth with DIRECTV, we had surpassed the one million subscription milestone.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIVO INC.

Date: November 4, 2003	By:	/s/ MATTHEW P. ZINN

Matthew P. Zinn Vice President, General Counsel and Chief Privacy Officer